Exhibit 5.1

McCarthy Tétrault LLP Suite 2400, 745 Thurlow Street Vancouver BC V6E 0C5 Canada Tel: 604-643-7100 Fax: 604-643-7900

August 10, 2023

International Tower Hill Mines Ltd.
Suite 2710 – 200 Granville Street
Vancouver, British Columbia
V6C 1S4

Dear Sirs:

Re:	International Tower Hill Mines Ltd.
Registration Statement on Form S-3

We have acted as Canadian counsel to International Tower Hill Mines Ltd. (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-3 to be filed on the date hereof (the “Registration Statement”), relating to offers and sales from time to time of up to US$100,000,000 of the Company’s common shares (the “Common Shares”), debt securities (“Debt Securities”), warrants to purchase Common Shares (“Warrants”), warrants to purchase Debt Securities ("Debt Warrants”), rights to purchase Common Shares or Debt Securities (“Rights”), subscription receipts that may be exchanged for Common Shares, Debt Securities, Warrants or Debt Warrants (“Subscription Receipts”) and units comprised one or more of the foregoing (“Units”). The Common Shares, the Warrants, the Debt Warrants, the Debt Securities, the Rights, the Subscription Receipts and the Units are collectively referred to herein as the “Securities”. Any Debt Securities, Warrants, Debt Warrants, Rights or Subscription Receipts may be convertible, exercisable or exchangeable into or for Common Shares or other Securities.

The Debt Securities will be issued in one or more series and will be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be identified therein (the “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution identified therein as a warrant agent. The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”), each to be between the Company and a financial institution identified therein as a warrant agent. The Rights will be issued under one or more rights agreements (each, a “Rights Agreement”). The Subscription Receipts will be issued under one or more subscription receipt agreements (each, a “Subscription Receipts Agreement”). The units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a financial institution or other party identified therein as unit agent.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Company’s articles (the “Articles”), as in effect on the date hereof; and

(c)	a copy of the minutes of a meeting of the Company’s Board of Directors relating to the Registration Statement and other matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that, at the time of issuance of any Securities:

(a)	the Articles, and the Applicable Laws (defined below), shall not have been amended so as to affect the validity of such issuance,

(b)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act,

(c)	an appropriate amended Prospectus or Prospectus Supplement with respect to the Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(d)	all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement; and

(e)	if Securities are to be sold pursuant to a brokered offering, the underwriting, purchase or agency agreement with respect to such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto, and is a legally valid and binding obligation of the parties thereto.

The opinions expressed herein are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “Applicable Laws”).

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.	When approved by the board of directors of the Company (the “Board”) in accordance with the requirements of the Business Corporations Act (British Columbia) (the “BCBCA”), any Units issued pursuant to the Registration Statement and any applicable Unit Agreement will have been duly authorized by all necessary corporate action of the Company.

2.	When approved by the Board in accordance with the requirements of the BCBCA, any Subscription Receipts issued pursuant to the Registration Statement (including any Subscription Receipts included in any Units) and any applicable Subscription Rights Agreement will have been duly authorized by all necessary corporate action of the Company.

3.	When approved by the Board in accordance with the requirements of the BCBCA, any Rights issued pursuant to the Registration Statement (including any Rights included in any Units or issued in exchange for or on the conversion any Subscription Receipts) and any applicable Rights Agreement will have been duly authorized by all necessary corporate action of the Company.

4.	When approved by the Board in accordance with the requirements of the BCBCA, any Indenture in respect of Debt Securities issued pursuant to the Registration Statement will have been duly authorized by all necessary corporate action of the Company.

5.	When approved by the Board in accordance with the requirements of the BCBCA, any Debt Securities issued pursuant to the Registration Statement (including any Debt Securities included in any Debt Warrants, Units or issued in exchange for or on the exercise of Subscription Receipts or Rights) will have been duly authorized by all necessary corporate action on the part of the Company and, when the final terms of the applicable Debt Securities have been duly established and approved by the Board and such Debt Securities are issued and delivered in accordance with the terms of the applicable Indenture against payment therefor, such Debt Securities will be validly issued.

6.	When approved by the Board in accordance with the requirements of the BCBCA, any Warrants issued pursuant to the Registration Statement (including any Warrants included in any Units or issued in exchange for or on the exercise or conversion of Subscription Receipts or Rights) and any applicable Warrant Agreement will have been duly authorized by all necessary corporate action of the Company.

7.	When approved by the Board in accordance with the requirements of the BCBCA, any Debt Warrants issued pursuant to the Registration Statement (including any Warrants included in any Units or issued in exchange for or on the exercise or conversion of Subscription Receipts or Rights) and any applicable Debt Warrant Agreement will have been duly authorized by all necessary corporate action of the Company.

8.	When approved by the Board in accordance with the requirements of the BCBCA, any Common Shares issued pursuant to the Registration Statement (including any Common Shares included in any Units or issued in exchange for or on the exercise or conversion of any Subscription Receipts, Rights, Debt Securities or Warrants) will have been duly authorized by all necessary corporate action of the Company and, when issued and delivered against payment therefor, will be validly issued as fully paid and non-assessable shares in the capital of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Laws.

Yours very truly

/s/ McCarthy Tétrault LLP

McCarthy Tétrault LLP